                                  JAMES J. WILK

                          SEVERANCE PAYMENT AGREEMENT

     This Severance Payment Agreement (this "Agreement") is entered into as of March 31, 1997, between Health Systems International, Inc., a Delaware corporation ("HSI") and Health Net, a California corporation (together with HSI, the "Companies"), on the one hand, and James J. Wilk ("Employee"), on the other hand.

     WHEREAS, the Companies previously employed Employee as its Senior Vice President, Human Resources and Administrative Services of Health Net and currently employ Employee as the executive in charge of the Company's developing "Customer Rewards Initiative" business (the "New Business"); and

     WHEREAS, in consideration for past efforts of the Employee and to entice Employee to continue to provide such efforts the Companies propose to make the payments set forth in this Agreement in the event Employee's employment with the Companies is terminated on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. The term of this Agreement (the "Covered Period") shall be the period commencing on the date hereof (the "Effective Date") and ending on the date two (2) years after the Effective Date. Any payments to be made pursuant to Section 3 hereof shall only be made if Employee is terminated by the Companies without Cause or terminated by Employee with Good Reason and if such termination occurs during the Covered Period as provided in Section 5 hereof. Upon the expiration of the Covered Period, Employee will have no further rights under this Agreement and will only be entitled to receive such severance benefits, if any, that are afforded to similarly situated employees of the Companies at such time.

     2. DUTIES OF EMPLOYEE. Employee shall serve as the executive in charge of the New Business (which title and capacity Employee acknowledges to be correct and current as of the Effective Date by executing this Agreement below). During the term of employment, Employee shall devote his entire productive time, energies and abilities to the business of the Companies and shall at all times loyally and conscientiously perform all the duties and obligations required of him expressly or implicitly by the terms of this Agreement.

     3.  TERMINATION OF EMPLOYMENT.

         3.1 TERMINATION BY THE COMPANIES WITHOUT CAUSE. The Companies may terminate Employee's employment without cause at any time. In the event that the Companies do so at any time during the Covered Period, Employee shall be entitled, as a severance allowance, to continuation of his


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base salary ("Base Salary") and all medical, health, disability, life and accident insurance maintained for Employee's benefit immediately prior to the date of Employee's termination (collectively, "Salary and Benefits") for a period equal to twenty-four (24) months from the date of termination. It is understood and agreed that management of the Companies, in their discretion, may provide a reasonable period of prior notice for any such termination in order to facilitate an orderly transition of Employee's duties to his successor.

         3.2 TERMINATION BY THE COMPANIES FOR CAUSE. The Companies may terminate Employee's employment for Cause at any time with or without notice. In the event of such termination, Employee shall not be eligible to receive any payments set forth in this Section 3. For purposes of this Agreement, Cause shall include, without limitation, (a) an act of dishonesty causing harm to the Companies, (b) the knowing disclosure of confidential information relating to the Companies' business, (c) habitual drunkenness or narcotic drug addiction, (d) conviction of a felony, (e) willful refusal to perform or gross neglect of the duties assigned to Employee, (f) the willful breach of any law that, directly or indirectly, affects the Companies or (g) breach of the provisions of Section 8 of this Agreement.

         3.3 VOLUNTARY TERMINATION BY EMPLOYEE WITHOUT GOOD REASON. Notwithstanding anything to the contrary in this Agreement, whether express or implied, Employee may at any time terminate his employment for any reason by giving the Companies fourteen (14) days prior written notice of the effective date of termination. In the event that Employee's employment with the Companies is voluntarily terminated by Employee without Good Reason (as defined below), Employee shall not be eligible to receive any payments set forth in this Section 3.

         3.4 VOLUNTARY TERMINATION BY EMPLOYEE WITH GOOD REASON. Notwithstanding the preceding Section 3.3, in the event that Employee's employment with the Companies is voluntarily terminated during the Covered Period by Employee with Good Reason within twelve (12) months after a Change of Control of HSI, Employee shall nevertheless be entitled, as a severance allowance, to continuation of his Salary and Benefits for a period of twenty-four (24) months from the date of termination. For purposes of this Agreement, Good Reason shall mean any of the following which occurs subsequent to the Effective Date:

         (i) a reduction in the scope of Employee's position, duties, responsibilities or of Employee's status with the Companies, or any removal of Employee from or any failure to reelect Employee to any of the positions referred to in Section 1 hereof, except in connection with the termination of his employment for disability, normal retirement or Cause or by Employee voluntarily other than for Good Reason;

         (ii) a reduction by the Companies in Employee's Base Salary as in effect immediately prior to any such reduction without Employee's consent, or the Companies' failure to increase (within twelve (12) months of Employee's last increase in Base Salary) Employee's Base Salary by an amount which at least equals, on a percentage basis, 90% of the average percentage increase (determined without regard to Employee) in base salary for all senior executive employees of the Companies effected in the preceding twelve (12) months; or

         (iii) a requirement that Employee travel on the Companies' business to an extent

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     materially greater than Employee's normal business travel obligations, or a relocation of Employee to a location more than twenty-five (25) miles from Employee's residence at the date of such proposed relocation.

     For purposes of this Agreement, Change of Control shall mean any of the following which occurs subsequent to the Effective Date:

         (a) Any person (as such term is defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than HSI, any employee benefit plan sponsored by HSI or any of its subsidiaries, the Chairman of the Board of HSI on the Effective Date or The California Wellness Foundation), is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of HSI representing twenty percent (20%) or more of the combined voting power of the outstanding securities of HSI which ordinarily (and apart from rights accruing under special circumstances) have the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire HSI's securities) (the "Securities");

         (b) As a result of a tender offer, merger, sale of assets or other major transaction, the persons who are directors of HSI immediately prior to such transaction cease to constitute a majority of the Board of Directors of HSI (or any successor corporations) immediately after such transaction;

         (c) HSI is merged or consolidated with any other person, firm, corporation or other entity and, as a result, the shareholders of HSI, as determined immediately before such transaction, own less than eighty percent (80%) of the outstanding Securities of the surviving or resulting entity immediately after such transaction;

         (d) A tender offer or exchange offer is made and consummated for the ownership of twenty percent (20%) or more of the outstanding Securities of HSI;

         (e) HSI transfers substantially all its assets to another person, firm, corporation or other entity that is not a wholly-owned subsidiary of HSI; or

         (f) HSI enters into a management agreement with another person, firm, corporation or other entity that is not a wholly-owned subsidiary of HSI and such management agreement extends hiring and firing authority over Employee to an individual or organization other than HSI.

         3.5 DEATH OR DISABILITY. Upon Employee's death during his employment with the Companies, the estate or beneficiaries of the Employee shall be entitled to receive the continuation of Employee's Salary and Benefits for a period equal to twenty-four (24) months from the date of Employee's death. If during his employment with the Companies Employee becomes incapacitated due to physical or mental illness and is unable to perform his duties and responsibilities hereunder, applying the standards set forth in his disability insurance policy, and such disability continues for more than three months or for periods aggregating more than three months in any twelve-month period, this Agreement

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may be terminated by the Companies in its discretion at any time thereafter during the continuance of such disability.

     4. STOCK OPTION EXTENSION. All 34,000 stock options (at $27.875 and $35.25 per share) currently held by Employee under HSI's Second Amended and Restated 1991 Stock Option Plan (the "Plan") and outstanding as of the Effective Date have previously become fully vested and exercisable. Such options shall remain exercisable for a period of one (1) year from Employee's employment termination date provided such termination is by the Companies without Cause or by the Employee for Good Reason and such termination takes place during the Covered Period.

     5. OUTPLACEMENT SERVICES. Upon Employee's termination of employment by the Company without Cause or by Employee with Good Reason, the Companies shall provide Employee with appropriate "Executive Outplacement Services" to assist Employee in obtaining new employment, provided that the scope and extent of such services shall be reasonably commensurate with what the Companies provide similarly situated executives.

     6. WITHHOLDING. All payments required to be made by the Companies hereunder to Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Companies may reasonably determine should be withheld pursuant to any applicable law or regulation.

     7. TAX CONSEQUENCES. The Companies shall have no obligation to any person entitled to the benefits of this Agreement with respect to any tax obligation any such person may incur as a result of or attributed to this Agreement or arising from any payments made or to be made hereunder. Nothing contained herein shall be construed as a warranty or representation of any kind by the Companies to Employee with respect to the tax consequences of his participation in this Agreement.

     8. CONFIDENTIALITY. Employee acknowledges and agrees that, during the period of his employment by the Companies, he has and will continue to have access to and become acquainted with various trade secrets, including but not limited to, various procedures, practices, information regarding the organization and operation of the Companies, confidential customer information, marketing methods, compilations of information and records that are owned by the Companies and that are regularly used in the operation of its business. The parties stipulate that such items of information are important material and confidential trade secrets and affect the successful conduct of the Companies' business and its goodwill, and that any breach of this Section 8 shall be a material breach of this Agreement. All documents, memoranda, reports, files, correspondence, lists and other written and graphic records affecting or relating to the Companies' business that Employee may prepare, use, observe, possess or control shall be and remain the Companies' sole property. Employee shall not disclose any of these trade secrets, directly or indirectly, or use them in any way, either during the term of his Employment or at any time thereafter, except as required in the course of his employment by the Companies or as otherwise authorized in writing by the Companies. In the event of the termination of Employee's employment with the Companies, Employee shall deliver promptly to the Companies all written or graphic records containing such trade secrets or confidential information of the Companies.

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     9.  MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, whether oral or written (including but not limited to that certain Severance/Retention Payment Agreement dated May 1, 1995 (the "Prior Severance Agreement")), between the parties hereto with respect to the subject matter hereof. Each part to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or anyone acting on behalf of any party that are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Upon execution of this Agreement, the Prior Severance Agreement shall be terminated and have no further force or effect.

         9.2 RIGHT TO TERMINATE EMPLOYMENT. It is hereby agreed that the relationship between the Companies and Employee is merely an "at-will" employment relationship and that nothing in this Agreement shall confer upon Employee the right to continue in the employment of the Companies or affect any right which the Companies have to terminate the employment of Employee.

         9.3 AMENDMENTS. This Agreement may not be amended or terminated other than by a written instrument signed by the party against whom enforcement of such amendment or termination is sought. No amendments to this Agreement or interpretations hereof or any waivers or modifications of any of the provisions hereof may be made on behalf of the Companies without the approval of the Board of Directors or the Compensation and Stock Option Committee of HSI.

         9.4 WAIVER. No waiver of any default under this Agreement shall constitute or operate as a waiver of any subsequent default, and no delay, failure or omission in exercising or enforcing any right, privilege or option hereunder shall constitute a waiver, abandonment or relinquishment thereof. No waiver of any provision hereof by either party hereto shall be deemed to have been made unless or until such waiver shall have been reduced to writing and signed by the party making such waiver. Failure by either party to enforce any of the terms, covenants or conditions of this Agreement for any length of time or from time to time shall not be deemed to waive or decrease the rights of such party to insist thereafter upon strict performance by the other party.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       HEALTH SYSTEMS INTERNATIONAL, INC.

                                       By: /s/ Jay M. Gellert
                                          ------------------------------------
                                       Name: Jay M. Gellert
                                       Title: President and Chief Executive
                                              Officer


                                       HEALTH NET

                                       By: /s/ Arthur M. Southam, M.D.
                                          ------------------------------------
                                       Name: Arthur M. Southam, M.D.
                                       Title: President and Chief Executive
                                              Officer


                                       /s/ James J. Wilk
                                       ---------------------------------------
                                       Employee: James J. Wilk



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